UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2015

VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

VMware, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 27, 2015 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company (1) elected the three Class II, Group I director nominees to each serve a three-year term expiring at the 2018 Annual Meeting of Stockholders; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2015; and (4) approved an amendment to the Company’s Amended and Restated 2007 Equity and Incentive Plan.

The results of the voting for each of the above proposals is as follows:

1.     Election of Class II, Group I directors:

	Class	For	Against	Abstain	Broker Non-Votes
Michael W. Brown	Class B	3,000,000,000	0	0	0
Patrick P. Gelsinger	Class B	3,000,000,000	0	0	0
Dennis D. Powell	Class B	3,000,000,000	0	0	0

2.     Non-Binding advisory vote on the compensation of the Company’s named executive officers:

Class	For	Against	Abstain	Broker Non-Votes
Class A	92,815,023	4,994,480	104,618	13,051,133
Class B	3,000,000,000	0	0	0

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015:

Class	For	Against	Abstain	Broker Non-Votes
Class A	110,524,323	338,219	102,712	0
Class B	3,000,000,000	0	0	0

4.	Amendment to the Amended and Restated 2007 Equity and Incentive Plan:

Class	For	Against	Abstain	Broker Non-Votes
Class A	91,370,693	6,438,579	104,849	13,051,133
Class B	3,000,000,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: June 1, 2015	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary